First Quarter 2026 Earnings Press Release

Exhibit 99.1

Marine Products Corporation Reports First Quarter 2026 Financial Results

ATLANTA, May 7, 2026 – Marine Products Corporation (NYSE: MPX) (the “Company”), a leading manufacturer of fiberglass boats, announced its unaudited results for the first quarter ended March 31, 2026.

* Non-GAAP measures, including adjusted net income, adjusted net income margin, adjusted diluted earnings per share, (LBITDA) EBITDA, (LBITDA) EBITDA margin, adjusted EBITDA margin, and free cash flow are reconciled to the most directly comparable GAAP measures in the appendices of this earnings release.

* All comparisons are year-over-year to 1Q:25 unless stated otherwise.

First Quarter 2026 Results

●	Net sales increased 13% year-over-year to $66.5 million.
●	Net (loss) income was ($2.1) million, versus $2.2 million in the prior year period, and Diluted Earnings (Loss) Per Share (EPS) was ($0.06); Net income margin decreased 680 basis points to (3.1%). Net Income was negatively impacted by $5.0 million of pretax merger related costs.
●	Adjusted net income was $1.8 million, and adjusted diluted Earnings Per Share (EPS) was $0.05.
●	(Loss) Earnings Before Interest, Taxes, Depreciation and Amortization (LBITDA) EBITDA was ($1.9) million versus $3.4 million in the prior year period; (LBITDA) EBITDA margin decreased 870 basis points to (2.9%).
●	The Company ended the quarter with approximately $45.8 million in cash and no debt.

1Q:26 Consolidated Financial Results (year-over-year comparisons versus 1Q:25)

Net sales were $66.5 million, up 13%. The increase in net sales was primarily due to a price/mix increase of 15% offset slightly by a 1% decrease in the number of boats sold during the quarter. The Company’s field unit inventory at the end of 1Q:26 was approximately 2% below 1Q:25.

Gross profit was $11.1 million, up 1%. Gross margin was 16.6%, down 200 basis points from the prior year period. Gross margin decreased due primarily to higher labor and overhead costs.

Selling, general and administrative expenses were $8.8 million, up 6%, and represented 13.3% of net sales, down 80 basis points versus 1Q:25.

Merger related costs for the three months ended March 31, 2026 were $5.0 million.

Interest income of $325 thousand decreased due to lower cash balances.

Income tax (benefit) provision was ($329.0) thousand, or 13.7% of loss before income taxes, down 1,410 basis points primarily due to the impact of detrimental discrete adjustments on a pretax loss in 2026 compared to a pretax income in 2025.

First Quarter 2026 Earnings Press Release

Net (loss) income and Diluted (Loss) Earnings Per Share were ($2.1) million and ($0.06) down from $2.2 million net income and $0.06 earnings per share, respectively, in 1Q:25. Net loss margin was (3.1%), down 680 basis points.

(LBITDA) EBITDA was ($1.9) million, down from $3.4 million. (LBITDA) EBITDA margin was (2.9%), down 870 basis points from last year’s first quarter.

Balance Sheet, Cash Flow and Capital Allocation

Cash and cash equivalents were $45.8 million at the end of 1Q:26, with no outstanding borrowings under the Company’s $20 million revolving credit facility.

Net cash provided by operating activities and free cash flow were $9.1 million and $8.6 million, respectively, year-to-date.

Payment of dividends totaled $4.9 million year-to-date through the end of 1Q:26. Additionally, the Board of Directors declared a regular cash quarterly dividend of $0.14 per share payable on May 14, 2026, to common stockholders of record at the close of business on May 8, 2026.

Proposed Transaction with MasterCraft

As previously announced, on February 5, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among MasterCraft Boat Holdings, Inc., a Delaware corporation (“MasterCraft”), Titan Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of MasterCraft (“Merger Sub I”), Titan Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of MasterCraft (“Merger Sub II”) and the Company. The Merger Agreement, among other things, provides for the combination of MasterCraft and Marine Products in a stock-and-cash transaction whereby (i) Merger Sub I will merge with and into Marine Products (the "First Merger”), with Marine Products surviving the First Merger as a direct wholly owned subsidiary of MasterCraft, and (ii) immediately following the First Merger, Marine Products will merge into Merger Sub II (the "Second Merger” and, together with the First Merger, the "Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of MasterCraft. Shareholders of each company will vote to approve all of the proposals necessary for MasterCraft to complete its acquisition of the Company at their respective Special Meetings of Stockholders to be held on May 12, 2026. Additionally, the waiting period applicable to the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on April 6, 2026. The transaction is expected to close in the second calendar quarter of 2026, subject to satisfaction of other customary closing conditions as described in the Merger Agreement.

Conference Call Information

Due to the pending transaction with MasterCraft, the Company does not intend to hold a quarterly conference call or webcast.

About Marine Products Corporation

Marine Products Corporation is a leading manufacturer of high-quality fiberglass boats under the brand names Chaparral and Robalo. Chaparral’s sterndrive models include SSi Sportboats and SSX Luxury Sportboats, and the GTS SURF Series. Chaparral’s outboard offerings include OSX Luxury Sportboats, the SSi Outboard Bowriders, and SSX Luxury Sportboats. Robalo builds an

First Quarter 2026 Earnings Press Release

array of outboard sport fishing models, which include Center Consoles, Dual Consoles and Cayman Bay Boats. The Company continues to diversify its product lines through product innovation. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Forward Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations, hopes or strategies. In particular, such statements include, without limitation: that the Company continues to diversify its product lines through product innovation. Such forward-looking statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. We caution you that such statements are only predictions and not guarantees of future performance and that actual results, developments and business decisions may differ from those envisioned by the forward-looking statements. Risk factors that could cause such future events not to occur as expected include, but are not limited to, the following:  our manufacturing operations are conducted in a single location, and to support our operations, several of our suppliers have also established facilities close to our manufacturing facility to provide timely delivery of fabricated components to us; as a result, catastrophic weather, civil unrest or other unanticipated events beyond our control may disrupt both our and our suppliers’ ability to conduct manufacturing operations or transport our finished boats to our dealer network, and we do not own or have access to alternate manufacturing locations, economic conditions, unavailability of credit and possible decreases in the level of consumer confidence impacting discretionary spending, business interruptions due to adverse weather conditions, increased interest rates, increased fuel costs, unanticipated changes in consumer demand and preferences, deterioration in the quality of Marine Products’ network of independent boat dealers or availability of financing of their inventory, or in our relationships with them, continued lowering of consumer demand whether due to further increases to interest rates, overall impairment to the national and global economies, or because our designs fail to match evolving customer tastes and needs, the possibility that our strategy to increase sales in response to changing market conditions may not achieve the success we anticipate; our ability to further raise prices in the future may be limited, the ongoing conflict involving Iran, the blockage of the Strait of Hormuz and resulting elevated oil prices could materially adversely affect our business, financial condition and results of operations, Marine Products relies upon third-party dealer floor plan lenders which provide financing to its network of independent dealers, interest rates and fuel prices affect Marine Products' sales, Marine Products' dependence on its network of independent boat dealers may affect its operating results and sales, Marine Products' financial condition and operating results may be adversely affected by boat dealer defaults, Marine Products' sales are affected by weather conditions, which may involve long-term impact from global warming, Marine Products encounters intense competition which affects our sales and profits, because Marine Products relies on third-party suppliers, Marine Products may be unable to obtain adequate raw materials, engines and components at reasonable prices or at all, which could increase our working capital requirements and adversely affect sales and profit margins, increasing expectations from customers, investors and other stakeholders regarding our environmental, social and governance (ESG) practices may affect our business, may create additional costs for us, or expose us to related risks, Marine Products purchases materials and components for boat production, as well as conducts business internationally; these aspects of our business could be affected by tariffs in that higher tariffs could increase materials costs and/or result in higher inflation, which typically results in higher interest rates that could translate into an increased cost of boat ownership, causing prospective buyers to choose to forego or delay boat purchases, and in addition, the higher prices of materials caused by tariffs would increase the costs of manufacturing our products, and could negatively affect our profit

First Quarter 2026 Earnings Press Release

margins, Marine Products has potential liability for personal injury and property damage claims, if Marine Products is unable to comply with environmental and other regulatory requirements, its business may be exposed to liability and fines, Marine Products' success will depend on its key personnel, and the loss of any key personnel may affect its powerboat sales, Marine Products' ability to attract and retain qualified employees is crucial to its results of operations and future growth, Marine Products' executive officers, directors and their affiliates together have a substantial ownership interest, and public stockholders may have no effective voice in Marine Products' management and the availability of Marine Products' common stock to the investing public may be limited, the controlling group could take actions that could negatively impact our results of operations, financial condition or stock price, provisions in Marine Products' certificate of incorporation and bylaws may inhibit a takeover of Marine Products, our operations rely on digital systems and processes that are subject to cyber-attacks or other threats that could have a material adverse effect on our business, consolidated results of operations and consolidated financial condition, risks related to artificial intelligence, increased usage of artificial intelligence and machine learning technologies could expose us to operational, safety, cybersecurity, legal and reputational risks and could adversely affect our ability to compete, our operating results and our cash flows, Marine Products' stock price has been volatile, the number of shares of MasterCraft common stock issuable in the First Merger in respect of one share of our common stock is fixed and will not be adjusted, failure to complete the Mergers, or a delay in the completion of the Mergers, could negatively impact our business, results of operations, financial condition, and stock price, uncertainties associated with the Mergers may cause a loss of key employees at either of the Company or MasterCraft, which could adversely affect the future business and operations of the combined company following the Mergers, current holders of our common stock will have a significantly reduced ownership and voting interest in the combined company after the Mergers and will therefore have less voting influence over the combined company, litigation against us or MasterCraft, or the members of our or MasterCraft's board of directors, could prevent or delay the completion of the Mergers, the Merger Agreement limits our ability to pursue alternatives to the Mergers and may discourage other companies from trying to acquire us, if the Mergers are consummated, the combined company may not perform as we or the market expects and may fail to realize the projected benefits and cost savings of the Mergers, which could adversely affect the value of MasterCraft common stock, which our current stockholders will own following the completion of the Mergers, if the Mergers were to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, the Company's stockholders may be required to pay additional U.S. federal income taxes, and our cash and cash equivalents are held primarily at a single financial institution. Additional factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates and expectations are contained in Marine Products’ Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2025, as amended, and in the Company’s subsequent filings with the SEC.

For information about Marine Products Corporation, please contact:

Joshua Large

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@marineproductscorp.com

Michael L. Schmit

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

First Quarter 2026 Earnings Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands except per share data)

	Three Months Ended
March 31,	2026	2025
	(Unaudited)
Net sales	$66,533	$59,002
Cost of goods sold	55,462	48,049
Gross profit	11,071	10,953
Selling, general and administrative expenses	8,824	8,340
Merger related costs	4,966	—
Operating (loss) income	(2,719)	2,613
Interest income, net	325	442
(Loss) income before income taxes	(2,394)	3,055
Income tax (benefit) provision	(329)	849
Net (loss) income	$(2,065)	$2,206

(LOSS) EARNINGS PER SHARE
Basic	$(0.06)	$0.06
Diluted	$(0.06)	$0.06

AVERAGE SHARES OUTSTANDING
Basic	35,167	34,877
Diluted	35,167	34,877

First Quarter 2026 Earnings Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(in thousands)
	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$45,799	$43,512
Accounts receivable, net	5,201	6,865
Inventories	55,103	54,691
Income taxes receivable	2,865	2,208
Prepaid expenses and other current assets	4,200	3,302
Total current assets	113,168	110,578
Property, plant and equipment, net	22,357	22,650
Goodwill	3,308	3,308
Other intangibles, net	465	465
Deferred income taxes	4,890	5,217
Other long-term assets	5,012	5,014
Total assets	$149,200	$147,232

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable	$14,490	$6,648
Accrued expenses and other liabilities	15,000	13,960
Total current liabilities	29,490	20,608
Other long-term liabilities	1,654	1,659
Total liabilities	31,144	22,267

Stockholders' Equity
Preferred stock	—	—
Common stock	3,523	3,500
Capital in excess of par value	—	—
Retained earnings	114,533	121,465
Total stockholders' equity	118,056	124,965
Total liabilities and stockholders' equity	$149,200	$147,232

First Quarter 2026 Earnings Press Release

MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(in thousands)
Three Months Ended March 31,	2026	2025
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net (loss) income	$(2,065)	$2,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	785	789
Working capital	8,579	6,693
Other operating activities	1,752	1,081
Net cash provided by operating activities	9,051	10,769

INVESTING ACTIVITIES
Capital expenditures	(496)	(96)
Net cash used for investing activities	(496)	(96)

FINANCING ACTIVITIES
Payment of dividends	(4,933)	(4,894)
Cash paid for common stock purchased and retired	(1,335)	(1,055)
Net cash used for financing activities	(6,268)	(5,949)

Net increase in cash and cash equivalents	2,287	4,724
Cash and cash equivalents at beginning of period	43,512	52,379
Cash and cash equivalents at end of period	$45,799	$57,103

First Quarter 2026 Earnings Press Release

Non-GAAP Measures

Marine Products Corporation has used the non-GAAP financial measures of adjusted net income, adjusted net income margin, adjusted diluted earnings per share, (LBITDA) EBITDA, (LBITDA) EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow in today's earnings release. These measures should not be considered in isolation or as a substitute for performance or liquidity measures prepared in accordance with GAAP. Management believes that presenting adjusted net income, adjusted net income margin, and adjusted diluted earnings per share enables investors to compare our core operating performance consistently over various time periods without regard to merger related costs. Management believes that presenting (LBITDA) EBITDA and (LBITDA) EBITDA margin enable investors to compare our core operating performance consistently over various time periods without regard to changes in our capital structure, while adjusted EBITDA and adjusted EBITDA margin enables investors to compare our core operating performance consistently over various time periods without regard to merger related costs and capital structure. Management believes that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating Marine Products’ liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, Marine Products’ definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our Condensed Consolidated Statements of Cash Flows.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth in the appendices below are reconciliations of these non-GAAP measures with their most directly comparable GAAP measures. These reconciliations also appear on Marine Products Corporation’s investor website, which can be found on the Internet at www.marineproductscorp.com.

Appendix A

(Unaudited)	Three Months Ended
	March 31,	March 31,
(In thousands)	2026	2025
Reconciliation of Net (Loss) Income to Adjusted Net Income
Net (loss) income	$(2,065)	$2,206
Adjustments:
Merger related costs	4,966	—
Tax effect of merger related costs	(1,083)	—
Total adjustments, net of tax	3,883	—
Adjusted net income	$1,818	$2,206

First Quarter 2026 Earnings Press Release

(Unaudited)	Three Months Ended
	March 31,	March 31,
(In thousands)	2026	2025
Reconciliation of Diluted (Loss) Earnings Per Share to Adjusted Diluted Earnings Per Share
Diluted (loss) earnings per share	$(0.06)	$0.06
Adjustments:
Merger related costs	0.14	—
Tax effect of merger related costs	(0.03)	—
Total adjustments, net of tax	0.11	—
Adjusted diluted earnings per share	$0.05	$0.06

Weighted average shares outstanding (in thousands)	35,167	34,877

Appendix B

(Unaudited)	Three Months Ended
	March 31,	March 31,
(In thousands)	2026	2025
Reconciliation of Net (Loss) Income to (LBITDA) EBITDA and Adjusted EBITDA
Net (loss) income	$(2,065)	$2,206
Adjustments:
Add: Income tax (benefit) provision	(329)	849
Add: Depreciation and amortization	785	789
Less: Interest income, net	325	442
(LBITDA) EBITDA	$(1,934)	$3,402

Add: Merger related costs	4,966	—
Adjusted EBITDA	$3,032	$3,402

Net sales	$66,533	$59,002

Net (loss) income margin(1)	(3.1)%	3.7%
Adjusted net income margin(1)	2.7%	3.7%

(LBITDA) EBITDA margin(1)	(2.9)%	5.8%
Adjusted EBITDA margin(1)	4.6%	5.8%

(1) Net (loss) income margin is calculated as Net (loss) income divided by Net sales. Adjusted net income margin is calculated as Adjusted net income divided by Net Sales. (LBITDA) EBITDA margin is calculated as (LBITDA) EBITDA divided by Net sales. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Net sales.

First Quarter 2026 Earnings Press Release

Appendix C

(Unaudited)	Three Months Ended
	March 31,	March 31,
(In thousands)	2026	2025
Reconciliation of Operating Cash Flow to Free Cash Flow
Net cash provided by operating activities	$9,051	$10,769
Capital expenditures	(496)	(96)
Free cash flow	$8,555	$10,673